UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
June 5, 2008
Date of report (Date of earliest event reported)
Wireless Ronin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	1-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5929 Baker Road, Suite 475
Minnetonka, Minnesota 55345
(Address of principal executive offices, including zip code)
(952) 564-3500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
          As previously reported, in January 2008 and subsequently in April 2008, we extended the maturity date of the Secured Promissory Note (the “Note”) issued by NewSight Corporation (“NewSight”) to our company in October 2007. Pursuant to the most recent extension, the Note was to mature on the first to occur of (1) successful completion of NewSight’s financing efforts, or (2) May 30, 2008. NewSight has advised us that it is still in the process of raising capital, and has requested that the maturity date of the Note be further extended.
          On June 5, 2008, we entered into a letter agreement with NewSight (the “Letter Agreement”) pursuant to which the Note will now mature on the first to occur of (i) August 15, 2008 or (ii) the completion of NewSight’s next financing transaction, generally excluding any financing of less than $3,000,000 solely from Prentice Capital Management, L.P. or its affiliates. In addition, if NewSight pays us amounts due for network operating and maintenance services fees through July 31, 2008 by that date, we will extend the maturity date of the Note to September 30, 2008, provided that fees for services after July 31, 2008 are paid as and when due.
          The Letter Agreement also provides that the Digital Signage Agreement dated May 25, 2007 by and between WRT and NewSight regarding CBL Mall Installations (the “CBL Mall Agreement”) is terminated. Our other agreements with NewSight, including the Digital Signage Agreement effective October 12, 2007 (the “Meijer Agreement”) and the Security Agreement effective October 12, 2007 (the “Security Agreement”) remain in full force and effect.
          The Letter Agreement provides that the amount due under the Note will be due and payable immediately upon the occurrence of one or more of the following events: (1) NewSight’s breach of or default under the Meijer Agreement, the Note, the Security Agreement, or the Letter Agreement (in each case after giving effect to any applicable cure periods described therein); or (2) NewSight’s completion of a financing transaction, excluding any financing of less than $3,000,000 solely from Prentice Capital Management, L.P. or its affiliates. Termination by NewSight of its engagement agreement with Lazard Freres will not constitute a default under the Note. The Letter Agreement specifies that, except as our company and NewSight may subsequently agree in writing, no additional credit shall be extended to NewSight by us pursuant to the Note or on trade credit terms.
          Sales to NewSight represented 42.5% of our total sales for the year ended December 31, 2007.
          The Letter Agreement, which appears as Exhibit 10 to this report, is incorporated by reference in response to this Item 1.01. A copy of the press release announcing our entry into this Letter Agreement is filed as Exhibit 99 to this report and is incorporated by reference into this Item 1.01.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
          (d) See “Exhibit Index.”

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2008	Wireless Ronin Technologies, Inc.
	By:	/s/ John A. Witham
John A. Witham
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10	Letter Agreement by and between Wireless Ronin Technologies, Inc. and NewSight Corporation, signed June 5, 2008.

99	Press Release, dated June 5, 2008.